UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2016

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On February 9, 2016, Park Sterling Corporation (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) with the Securities and Exchange Commission reporting the hiring of Donald K. Truslow as the Company’s Executive Vice President and Chief Financial Officer. The information provided in (e) below as it relates to the employment agreement with Mr. Truslow is deemed to amend the information provided in the Initial Form 8-K.

(e)     On March 24, 2016, the Company and Park Sterling Bank (the “Bank”, and together with the Company, “Park Sterling”) entered into employment agreements (collectively, the “Agreements” and each individually, the “Agreement”) with each of James C. Cherry, Bryan F. Kennedy, III and Donald K. Truslow (collectively, the “Executives” and each individually, the “Executive”). The Agreements with Mr. Cherry and Mr. Kennedy amend and restate their respective prior employment agreements, each dated July 29, 2010. The Agreements are substantially similar and generally provide for the following terms.

Mr. Cherry will continue to serve as Park Sterling’s Chief Executive Officer and will receive an annual base salary of $450,000 from January 1, 2016 through March 31, 2016 and $465,000 thereafter. Mr. Kennedy will continue to serve as Park Sterling’s President and will receive an annual base salary of $347,000 from January 1, 2016 through March 31, 2016 and $360,000 thereafter. Mr. Truslow will serve as Park Sterling’s Executive Vice President and Chief Financial Officer and will receive an annual base salary of $350,000.

Each Agreement is for an initial term of three years that automatically renews for successive one year terms unless either party provides 180-day advance written notice of its intention to terminate the Agreement. The Agreements provide that each Executive will be eligible for an annual bonus, will be entitled to long-term equity compensation awards at the discretion of the Compensation and Development Committee (the “Committee”) and shall have his base salary reviewed at least annually by the Committee for adjustments. In connection with his commencement of employment with Park Sterling, Mr. Truslow also received a one-time award of 14,500 shares of restricted stock. In addition, pursuant to the Agreements, the Executives will be reimbursed for all reasonable business expenses incurred in the ordinary course of business, educational expenses related to the Executive’s professional development, and membership in professional and civic organizations that are consistent with Park Sterling’s strategic objectives and approved in advance by the Committee. The Agreements also generally permit the Executives to participate in all benefits plans and programs offered by Park Sterling.

Under the terms of the Agreements, each Executive is subject to (i) a non-competition and non-solicitation covenant during his employment and for twelve months following his last day of employment with Park Sterling and (ii) a non-disparagement covenant during his employment and for twenty-four months following his last day of employment with Park Sterling. The Agreements also contain customary confidentiality, work product, and return of company property covenants.

In the event an Executive is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Agreements), the Agreements provide such Executive with severance pay equal to (i) two times the Executive’s base salary, (ii) two times the Executive’s highest bonus received during the three years prior to termination, and (iii) eighteen months of COBRA payments.

In the event an Executive is terminated without Cause, resigns for Good Reason, or his Agreement expires as a result of the buyer’s failure to renew its terms, each within the period beginning with the signing of a letter of intent or similar agreement that would result in a “Change of Control” (as defined in the Agreements) transaction or within twelve months following a Change of Control (each a “CIC Termination”), the Agreements provide such Executive with the severance pay described above. In addition, in the event of a CIC Termination, Mr. Cherry is entitled to an additional year of base salary and bonus compensation (measured at the highest bonus received during the three years prior to termination).

The Agreements provide that each Executive will repay any compensation previously paid or made available that is subject to recovery under applicable law or any compensation recoupment, clawback or recovery policy adopted by Park Sterling. In addition, the Agreements provide that if the executive’s payments on termination of employment would constitute a “parachute payment” as defined in Code Section 280G, such payments shall be reduced to the extent necessary so that no excise tax is imposed by Code Section 4999, but only if, by reason of such reduction, the net after-tax benefit received by the Executive shall exceed the net after-tax benefit that would be received by the Executive if no reduction was made.

The foregoing description of the Agreements is qualified in its entirety by reference to the provisions of the Agreements, copies of which are included as Exhibits 10.1, 10.2 and 10.3 to this report and incorporated herein by reference.

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2016, in light of the Company’s proposal, included in its preliminary proxy statement, to amend the Company’s Articles of Incorporation to provide for majority voting in the election of directors in uncontested transactions, the Board of Directors of the Company (the “Board”) approved and adopted amendments to the Company’s Bylaws, effective upon approval by the Board, which clarify and modify the advance notice requirements for shareholder submission of proposals and director nominees and make certain technical changes. Among other things, revised Article II, Section 13 of the Bylaws, which combines into one Bylaw the procedures for proposal of shareholder business and shareholder nominations applicable for shareholders’ meetings after the Company’s 2016 Annual Meeting of Shareholders, requires proposing shareholders to provide written notice to the Company no later than 90 days and no earlier than 120 days prior to the first anniversary of the prior year’s annual meeting. Furthermore, the revised Bylaw specifies additional disclosure and representation requirements for proposing shareholders and proposed nominees, clarifies that the Company may require any proposed nominee to provide additional information relevant to a determination of whether such person can be considered an independent director, and clarifies the procedures for submitting shareholder nominees in connection with any special meeting called by the Company for the purpose of electing directors. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the amendments, a copy of which is included as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.2	Amendments to Bylaws

10.1	Employment Agreement dated March 24, 2016 between Park Sterling Corporation, Park Sterling Bank and James C. Cherry

10.2	Employment Agreement dated March 24, 2016 between Park Sterling Corporation, Park Sterling Bank and Donald K. Truslow

10.3	Employment Agreement dated March 24, 2016 between Park Sterling Corporation, Park Sterling Bank and Bryan F. Kennedy, III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2016

PARK STERLING CORPORATION

By:	/s/ Donald K. Truslow
Donald K. Truslow
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.2	Amendments to Bylaws

10.1	Employment Agreement dated March 24, 2016 between Park Sterling Corporation, Park Sterling Bank and James C. Cherry

10.2	Employment Agreement dated March 24, 2016 between Park Sterling Corporation, Park Sterling Bank and Donald K. Truslow

10.3	Employment Agreement dated March 24, 2016 between Park Sterling Corporation, Park Sterling Bank and Bryan F. Kennedy, III

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